Exhibit 99.1

www.smurfitwestrock.com

Smurfit Westrock Reports First Quarter 2025 Results

Dublin – May 1, 2025 – Smurfit Westrock plc (NYSE: SW, LSE: SWR) today announced the financial results for the first quarter ended March 31, 2025.

Key points:

•	First quarter Net Sales of $7,656 million
•	First quarter Net Income of $382 million, with a Net Income Margin of 5.0%
•	First quarter Adjusted EBITDA[1] of $1,252 million, with an Adjusted EBITDA Margin[1] of 16.4%
•	Quarterly dividend of $0.4308 per ordinary share

Smurfit Westrock plc’s performance for the three months ended March 31, 2025 and 2024 (in millions, except margins):

	March 31,
	2025	2024[2]
Net Sales	$7,656	$2,930
Net Income	$382	$191
Net Income Margin	5.0%	6.5%
Adjusted EBITDA[1]	$1,252	$475
Adjusted EBITDA Margin[1]	16.4%	16.2%
Net Cash provided by Operating Activities	$235	$42
Adjusted Free Cash Flow[1]	$(144)	$(130)

Tony Smurfit, President and CEO, commented:

“I am pleased to report a strong first quarter performance with Net Income of $382 million, Adjusted EBITDA of $1,252 million, in-line with our stated guidance, and an Adjusted EBITDA margin of 16.4%. This performance was driven by good results across all three segments, with notable progress in North America, and is significantly ahead of the combined result for the prior year.

“I am especially pleased with how well the combination has come together, with strong operational and cultural integration taking place across all three regions. Coupled with our geographic footprint and our unrivalled portfolio of innovative and sustainable packaging solutions, we have a customer-focused and performance-driven team that is delivering for all stakeholders.

“Our synergy program is on track to deliver $400 million, with approximately $350 million in the current year. We believe there is substantial opportunity to continue to structurally improve the business through a sharper commercial and operational focus, at least equal to our synergy target.

“We continue to actively optimize our asset base. We have recently announced the closure of over 500,000 tons of paper capacity in North America. We are also closing two converting facilities in our North American region and have initiated consultations to close two of our converting facilities in EMEA & APAC.

“To consolidate our leadership position and better support our customers, we have constructed two state-of-the-art converting plants in Washington and Wisconsin and are completing a new Bag-in-Box facility in South Carolina in our North American region. Comparable investments in EMEA & APAC, in high-performing converting equipment, will reduce our cost base and strengthen our overall footprint in the region while in Latin America, we continue to invest in cost take-out and growth projects, for example, the biomass boiler in Colombia which is nearing completion.

1 Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for discussion and reconciliation of these measures to the most comparable GAAP measures.

2 All results reported for the three months ended March 31, 2024 reflect the historical financial results of legacy Smurfit Kappa Group plc, which is considered the accounting acquirer in the combination between Smurfit Kappa Group plc and WestRock Company, which closed on July 5, 2024.

“Consistent with our disciplined operating approach and before we see the impact in our system of the announced closures, we expect to incur additional economic downtime in the second quarter costing approximately $100 million versus the first quarter. While the demand outlook is uncertain, we expect second quarter Adjusted EBITDA3 to be approximately $1.2 billion and our current estimate for a full year Adjusted EBITDA3 is between $5.0 billion and $5.2 billion.

“Our progressive improvement together with a strong margin performance is a clear demonstration of the strength of Smurfit Westrock in a period characterised by significant volatility. As the global leader, with leading market positions across many of the 40 countries in which we operate, we continue to see significant opportunity for growth, development and cost take-out. We believe that the actions we have taken, and continue to take, will translate to superior operating and financial performance for Smurfit Westrock.”

Dividend

Smurfit Westrock plc announced today that its Board approved a quarterly dividend of $0.4308 per share on its ordinary shares. The quarterly dividend of $0.4308 per ordinary share is payable June 18, 2025 to shareholders of record at the close of business on May 16, 2025.

The default payment currency is U.S. Dollar for shareholders who hold their ordinary shares through a Depository Trust Company participant. It is also U.S. Dollar for shareholders holding their ordinary shares in registered form, unless a currency election has been registered with the Company’s Transfer Agent, Computershare Trust Company N.A. by 5:00 p.m. (New York) / 10:00 p.m. (Dublin) on May 15, 2025.

The default payment currency for shareholders holding their ordinary shares in the form of Depository Interests is U.S. Dollar. Such shareholders can elect to receive the dividend in Pounds Sterling or Euro by providing their instructions to the Company’s Depositary Interest provider, Computershare Investor Services plc, by 12:00 p.m. (New York) / 5:00 p.m. (Dublin) on May 27, 2025.

Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 12:30 PM BST to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

3Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, the plans, strategies, outcomes, outlooks, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc and WestRock Company (the “Combination”), including, but not limited to, synergies as well as our scale, geographic reach and product portfolio, demand outlook, impact of announced closures, additional economic downtime and any other statements regarding the Company's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from plans, estimates or expectations include: our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the recent implementation of tariffs by the US federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with the Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 100,000 employees across 40 countries.

Contacts
Ciarán Potts Smurfit Westrock T: +353 1 202 71 27 E: ir@smurfitwestrock.com	FTI Consulting T: +353 1 765 0800 E: smurfitwestrock@fticonsulting.com

www.smurfitwestrock.com

Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share data)

	Three Months Ended
	March 31,
	2025	2024

Net sales	$7,656	$2,930
Cost of goods sold	(6,079)	(2,220)
Gross profit	1,577	710
Selling, general and administrative expenses	(988)	(380)
Transaction and integration-related expenses associated with the Combination	(36)	(23)
Operating profit	553	307
Pension and other postretirement non-service income (expense), net	9	(10)
Interest expense, net	(167)	(25)
Other expense, net	(5)	(5)
Income before income taxes	390	267
Income tax expense	(8)	(76)
Net income	382	191
Net loss attributable to noncontrolling interests	2	-
Net income attributable to common shareholders	$384	$191

Basic earnings per share attributable to common shareholders	$0.74	$0.74

Diluted earnings per share attributable to common shareholders	$0.73	$0.73

Segment Information

We report our financial results of operations in the following three reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA”) and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income (expense), net, share-based compensation expense, other expense, net, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. The chief operating decision maker (“CODM”) uses Adjusted EBITDA for each segment predominantly: to forecast and assess the performance of the segments, individually and comparatively; to set pricing strategies for the segments; and to make decisions about the allocation of operating and capital resources to each segment strategically, in the annual budget and in the quarterly forecasting process. The CODM considers budget, or forecast, -to-actual variances on a quarterly and annual basis for segment Adjusted EBITDA to inform these decisions.

 Financial information by segment is summarized below (in millions, except margins).

	Three Months Ended
	March 31,
	2025	2024
Net sales (aggregate)
North America	$4,669	$412
Europe, MEA and APAC	2,582	2,194
LATAM	513	341
Total	$7,764	$2,947

Less net sales (intersegment)
North America	$91	$-
Europe, MEA and APAC	6	4
LATAM	11	13
Total	$108	$17

Net sales (unaffiliated customers)
North America	$4,578	$412
Europe, MEA and APAC	2,576	2,190
LATAM	502	328
Total	$7,656	$2,930

Segment Adjusted EBITDA
North America	$785	$59
Europe, MEA and APAC	389	385
LATAM	115	54
Total	$1,289	$498

Adjusted EBITDA Margin
Adjusted EBITDA / Net sales (aggregate)
North America	16.8%	14.3%
Europe, MEA and APAC	15.1%	17.6%
LATAM	22.5%	16.0%

Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $7 million and $2 million at March 31, 2025 and December 31, 2024, respectively)	$797	$855
Accounts receivable, net (amounts related to consolidated variable interest entities of $806 million and $767 million at March 31, 2025 and December 31, 2024, respectively)	4,548	4,117
Inventories	3,670	3,550
Other current assets	1,615	1,533
Total current assets	10,630	10,055
Property, plant and equipment, net	22,792	22,675
Goodwill	6,969	6,822
Intangibles, net	1,141	1,117
Prepaid pension asset	654	635
Other non-current assets (amounts related to consolidated variable interest entities of $390 million and $389 million at March 31, 2025 and December 31, 2024, respectively)	2,463	2,455
Total Assets	$44,649	$43,759

Liabilities and Equity
Current liabilities:
Accounts payable	$3,171	$3,290
Accrued compensation and benefits	799	882
Current portion of debt	1,300	1,053
Other current liabilities	2,175	2,108
Total current liabilities	7,445	7,333
Non-current debt due after one year (amounts related to consolidated variable interest entities of $165 million and $8 million at March 31, 2025 and December 31, 2024, respectively)	12,919	12,542
Deferred tax liabilities	3,608	3,600
Pension liabilities and other postretirement benefits, net of current portion	716	706
Other non-current liabilities (amounts related to consolidated variable interest entities of $335 million and $335 million at March 31, 2025 and December 31, 2024, respectively)	2,072	2,191
Total liabilities	26,760	26,372
Equity:
Preferred stock; $0.001 par value; 500,000,000 shares authorized; 10,000 shares outstanding	-	-
Common stock; $0.001 par value; 9,500,000,000 shares authorized; 521,979,145 and 520,444,261 shares outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Deferred shares; €1 par value; 25,000 shares authorized; 25,000 shares outstanding	-	-
Treasury stock; at cost; 1,467,950 and 2,037,589 common stock at March 31, 2025 and December 31, 2024, respectively	(65)	(93)
Capital in excess of par value	15,977	15,948
Accumulated other comprehensive loss	(1,079)	(1,446)
Retained earnings	3,030	2,950
Total shareholders' equity	17,864	17,360
Noncontrolling interests	25	27
Total equity	17,889	17,387
Total liabilities and equity	$44,649	$43,759

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended
	March 31,
	2025	2024
Operating activities:
Net income	$382	$191
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	603	148
Cash surrender value increase in excess of premiums paid	(5)	-
Share-based compensation expense	43	15
Deferred income tax benefit	(29)	(2)
Pension and other postretirement funding more than cost	(23)	(8)
Other	1	1
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(342)	(196)
Inventories	(62)	8
Other assets	(47)	(51)
Accounts payable	(117)	(102)
Income taxes	(70)	60
Accrued liabilities and other	(99)	(22)
Net cash provided by operating activities	235	42
Investing activities:
Capital expenditures	(477)	(208)
Cash paid for purchase of businesses, net of cash acquired	(4)	-
Other	5	1
Net cash used for investing activities	(476)	(207)
Financing activities:
Additions to debt	295	55
Repayments of debt	(65)	(27)
Debt issuance costs	(5)	-
Changes in commercial paper, net	246	-
Other debt repayments, net	(16)	-
Repayments of finance lease liabilities	(16)	(1)
Tax paid in connection with shares withheld from employees	(64)	-
Purchases of treasury stock	-	(27)
Cash dividends paid to shareholders	(225)	-
Other	1	-
Net cash provided by financing activities	151	-
Effect of exchange rate changes on cash and cash equivalents	32	(24)
Decrease in cash and cash equivalents	(58)	(189)
Cash and cash equivalents at beginning of period	855	1,000
Cash and cash equivalents at end of period	$797	$811

Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock plc (“Smurfit Westrock”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Adjusted Free Cash Flow.” We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service (income) expense, net, share-based compensation expense, other expense, net, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Smurfit Westrock defines Adjusted Free Cash Flow as net cash provided by operating activities as adjusted for capital expenditures and to exclude certain costs not reflective of underlying ongoing operations. Management utilizes this measure in connection with managing Smurfit Westrock’s business and believes that Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of Smurfit Westrock’s underlying operational performance, Smurfit Westrock believes that Adjusted Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Reconciliation to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

	Three Months Ended
	March 31,
	2025	2024
Net income	$382	$191
Income tax expense	8	76
Depreciation, depletion and amortization	603	148
Transaction and integration-related expenses associated with the Combination	36	23
Interest expense, net	167	25
Pension and other postretirement non-service (income) expense, net	(9)	10
Share-based compensation expense	43	15
Other expense, net	5	5
Other adjustments (1)	17	(18)
Adjusted EBITDA	$1,252	$475

Net Sales	$7,656	$2,930
Net Income Margin (Net Income / Net Sales)	5.0%	6.5%
Adjusted EBITDA Margin (Adjusted EBITDA / Net Sales)	16.4%	16.2%

(1) Other adjustments for the three months ended March 31, 2025, include restructuring costs of $15 million and losses at closed facilities of $2 million (three months ended March 31, 2024: $- million and $- million, respectively). Other adjustments for the three months ended March 31, 2024, include a reimbursement of a fine from the Italian Competition Authority of $18 million.

Reconciliations to Most Comparable GAAP Measure (continued)

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Free Cash Flow to Net cash provided by operating activities, the most directly comparable GAAP measure, for the periods indicated (in millions).

	Three Months Ended
	March 31,
	2025	2024
Net cash provided by operating activities	$235	$42
Capital expenditures	(477)	(208)
Free Cash Flow	(242)	(166)
Adjustments:
Transaction and integration costs	76	34
Restructuring costs	44	3
Tax on above items	(22)	(1)
Adjusted Free Cash Flow	$(144)	$(130)